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                              AMENDMENT AGREEMENT

     AMENDMENT AGREEMENT dated as of the 29th day of March, 1994, between James
E. Roberts (the "Executive") and Re Capital Corporation, a Delaware corporation (the "Company").

     WHEREAS, the Company and the Executive are parties to an amended and restated employment agreement dated as of June 1, 1988 and amended as of January 15, 1990 (the "Agreement"); and

     WHEREAS, the Company and the Executive desire to amend the Agreement as set forth below, in accordance with the resolutions of the Compensation Committee of the Board of Directors of the Company approved at a meeting of such committee held on March 29, 1994 and the mutual considerations received by the Company and the Executive pursuant thereto.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Section 3(a) of the Agreement is amended to read as follows: Period of Employment. The period of the Executive's employment under this Agreement (the "Period of Employment") shall be deemed to have commenced as of May 26, 1986 and shall continue through May 31, 1995, subject to extension or termination as herein provided. If the Company, within three months of May 31, 1995, fails to attempt in good faith to negotiate a new employment agreement with the Executive, the Executive shall have the right to extend the Period of Employment to May 31, 1996. Notwithstanding the foregoing, the Period of Employment shall cease prior to either May 31, 1995 or May 31, 1996 if it is terminated sooner as provided in paragraph 6(a) (disability), 7 (death), 8(c) (termination of employment) or 10 (retirement).

     2. Except as amended hereby, all terms of the Agreement shall remain in full force and effect after the effectiveness hereof. After such effectiveness, all references in the Agreement to "this Agreement" shall refer to the Agreement as amended hereby.

     3. This Amendment Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same agreement.

     4. This Amendment Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof, other than the terms of the Agreement not affected hereby, (b) is not intended to confer upon any other persons any rights or remedies hereunder, (c) shall be amended or waived in whole or in part only by a written instrument, signed by both parties hereto, (d) in case any provision of this Amendment Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and
(e) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Connecticut.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.

                                          RE CAPITAL CORPORATION

                                          By /s/  Conor D. Reilly
                                             -------------------------
                                             Name: Conor D. Reilly
                                             Title: Secretary

                                             /s/  James E. Roberts
                                             -------------------------
                                                      James E. Roberts

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